                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                 DISTRIBUTIONS IN DOLLARS

                                      PRIOR                                                                                  CURRENT
               ORIGINAL           PRINCIPAL                                                     REALIZED      DEFERRED     PRINCIPAL
CLASS        FACE VALUE             BALANCE      INTEREST          PRINCIPAL        TOTAL         LOSSES      INTEREST       BALANCE
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SA                 0.00                0.00     85,270.59               0.00    85,270.59           0.00          0.00          0.00
A-1       34,557,488.00       33,192,377.46    175,643.00         503,327.08   678,970.08           0.00          0.00 32,689,050.38
A-2        4,607,666.00        4,425,651.24     23,419.07          67,110.28    90,529.35           0.00          0.00  4,358,540.96
B-1        1,256,636.00        1,252,642.47      6,628.57           1,175.06     7,803.63           0.00          0.00  1,251,467.41
B-2        1,466,076.36        1,461,417.23      7,733.33           1,370.90     9,104.23           0.00          0.00  1,460,046.33
SB                 0.00                0.00          0.00               0.00         0.00           0.00          0.00          0.00
R                  0.00          226,908.03          0.00               0.00         0.00           0.00     45,139.63    272,047.66

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TOTALS    41,887,866.36       40,558,996.43    298,694.56         572,983.32   871,677.88           0.00     45,139.63 40,031,152.74
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                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                             PASS-THROUGH
                                 PRIOR                                                          CURRENT                RATES
                             PRINCIPAL                                                        PRINCIPAL
CLASS      CUSIP               BALANCE      INTEREST          PRINCIPAL            TOTAL        BALANCE        CURRENT          NEXT
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SA     23321PWW4              0.000000      2.035687           0.000000         2.035687       0.000000      2.522861%     2.518548%
A-1    23321PWX2            960.497402      5.082632          14.564921        19.647553     945.932482      6.350000%     6.350000%
A-2    23321PWY0            960.497406      5.082632          14.564919        19.647550     945.932487      6.350000%     6.350000%
B-1    23321PWZ7            996.822047      5.274853           0.935084         6.209937     995.886963      6.350000%     6.350000%
B-2    23321PXA1            996.822041      5.274848           0.935081         6.209929     995.886960      6.350000%     6.350000%
SB     23321PXB9              0.000000      0.000000           0.000000         0.000000       0.000000      1.300000%     1.300000%
R                             0.000000      0.000000           0.000000         0.000000       0.000000      6.350000%     6.350000%

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SELLER:                       Quality Mortgage USA, Inc.              ADMINISTRATOR:                         Leslie A. Gaskill
SERVICER:                    Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:            DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                         July 31, 1996                                                            Irvine, CA 92714
DISTRIBUTION DATE:                  August 26, 1996                                FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

-----------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     August 26, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                                 16,899.58
PLUS ADDITIONAL SERVICING FEES:
                                                                                                              ---------
                                                                                                              16,899.58

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                                  (1,896.16)
                                                                                                              ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  15,003.42

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               12,161.08

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DELINQUENT
LOAN                                                        30-60                  61-90               91 +
INFORMATION:                                                DAYS                   DAYS                DAYS                    TOTAL
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PRINCIPAL BALANCE                                       1,370,006.08            701,152.46           58,650.76          2,129,809.30
NUMBER OF LOANS                                                   20                    10                   1                    31
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00        1,605,745.79          1,606,380.01
NUMBER OF LOANS                                                    0                     0                  20                    20
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00          145,767.14                  0.00
NUMBER OF LOANS                                                    0                     0                   2                     0
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STATED PRINCIPAL BALANCE OF REO LOANS:                                                                                          0.00
NUMBER OF REO LOANS:                                                                                                               0
BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      0.00

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   40,558,996.43
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 40,031,152.74

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             521
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                512

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.672861%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.668548%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                509,291.47
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             6.350000%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         2.526462%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     August 26, 1996
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     92.748914%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  81.837275%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.911639%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.088445%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.603189%



UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT:                                        268,447.70

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                                                 ^Mortgage Loan Liquidation Detail

Distribution Date:                     August 26, 1996
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                                  Original            Cut-Off              Current         Realized   Net Liquidation  Liquidation
  Loan Number     Loan Group  Principal Balance  Principal Balance    Principal Balance      Loss         Proceeds         Date
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                            Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company